ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Neose Technologies, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the Company's previously filed form S-8 Registration Statement File No. 333-01410.

                                                             Arthur Andersen LLP

Philadelphia, Pa.,
 March 28, 1997